UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2019 (June 28, 2019)

PREVENTION INSURANCE.COM

(Exact name of registrant as specified in its charter)

Delaware	000-32389	88-0126444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

552 Lonsdale Street, Melbourne, Australia 3000
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code +61 3 8393 1459

Unit 604, Uptown 1, No. 1
Jalan SS21/58, Damansara

Uptown, 47400 Tealing
Jaya, Selangor, Malaysia

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Change in Control of Registrant

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 28, 2019, a change of control occurred with respect to the Company. Pursuant to a Securities Purchase Agreement entered into by and among the Company, Metrowork Equity Sdn. Bhd (“Seller”), and Copper Hill Assets Inc., a British Virgin Island corporation (“Buyer”) (the “Purchase Agreement”), Seller assigned, transferred and conveyed to Buyer (i) 1,563,809 shares of common stock of Company (“Common Stock”) and (ii) a promissory note of the Company totaling $355,323.48 (“Promissory Note”). The total consideration paid by Buyer was $375,000 and the funds used were the funds of the Buyer.

On the closing of the above transaction, Mr. Chee Chau Ng, the sole officer of Seller, resigned in all officer capacities from the Company and Anthony Lococo was appointed Chief Executive Officer and Chief Financial Officer of the Company. In addition, Mr. Lococo was appointed a director of the Company.

Effective upon the 10th day after the mailing of the Company’s information statement on Schedule 14f-1 (the “Schedule 14f-1”) to the Company’s stockholders (the “Appointment Date”), Mr. Ng will resign as a director of the Company. On that same date, Mr. Lococo will be appointed as the Company’s Chairman of the Board of the Company.

Name	Age	Position
Anthony Lococo	58	Chief Executive Officer, Chief Financial Officer and Director

The business background description of the newly appointed officer and director is set forth below.

Mr. Lococo is an entrepreneur and has been involved in numerous business enterprises in Australia. He also is a member of the CPA Australia and a Registered Tax Agent. Since 2007, he has owned and operated Delatite Premix Pty Ltd, a concrete batching and delivery business in Mansfield and Mt. Buller, Australia and he is the owner and operator of Kanga Software Pty Ltd developing business analytics software for the USA market.  He also is a fifty percent owner and operator of two family owned business in the greater Melbourne, Australia area.

There is no arrangement or understanding between the new officer and director and any other persons pursuant to which new officer and director was selected as a director of the Company. The Company has not determined what if any committee the new officer and director will serve on behalf of the Company. There have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new director had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which our new officer and director is a party or in which he participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event. There are no arrangements, known to the registrant, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

After giving effect to the above described transaction, the following table lists, as of the date of this report, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group.

Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person. The address of each person is deemed to be the address of the issuer unless otherwise noted. The percentage of common stock held by each listed person is based on 2,234,465 shares of Common Stock outstanding as of June 28, 2019. Pursuant to Rule 13d-3 promulgated under the Exchange Act, any securities not outstanding which are subject to warrants, rights or conversion privileges exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purposes of computing the percentage of any other person.

Name of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Officers and Directors
Anthony Lococo (1)	1,563,809	70%
All officers and directors as a group (1 individual)	1,563,809	70%

Greater than 5% Shareholders
Copper Hill Assets Inc. (1)	1,563,809	70%

(1)

Mr. Anthony Lococo, our sole officer and director, is the sole shareholder and officer of Copper Hill Assets Inc (“Copper Hill”) and is deemed the beneficial owner of the shares of common stock held by Copper Hill. The address of Copper Hill is the address of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Immediately prior to the above describe transaction, the Company amended its By-Laws to opt out of Nevada Revised Statute 78.378-78.3793 ACQUISITION OF CONTROLLING INTEREST.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREVENTION INSURANCE.COM

(Registrant)

/s/ Anthony Lococo

Anthony Lococo

Chief Executive Officer

Date: July 11, 2019